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                                  Exhibit 23

                        Independent Auditors' Consent

The Board of Directors and Stockholders
Trimeris, Inc.

We consent to incorporation by reference in the Registration Statements (No. 333-44145, No. 333-44147, No. 333-64064, No. 333-66401, No. 333-74304 and No.
333-90377) on Forms S-8 and the Registration Statements (No. 333-31662, No. 333-60724, No. 333-76689 and No. 333-81708) on Forms S-3 of Trimeris, Inc. of
our report dated February 15, 2002, with respect to the balance sheets of Trimeris, Inc. as of December 31, 2000 and 2001, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and for the cumulative period from the date of inception (January 7, 1993) to December 31, 2001, which report appears in the December 31, 2001, annual report on Form 10-K of Trimeris, Inc.

                                                KPMG LLP

Raleigh, North Carolina
March 22, 2002